Exhibit 99.1

Valley Forge Composite Technologies, Inc. Closes $500,000 Private Placement Financing

COVINGTON, KY–July 8, 2008–Valley Forge Composite Technologies, Inc. (OTC Bulletin Board: VLYF) (the “Company”), a developer, manufacturer and worldwide distributer of next-generation detection and aerospace systems, announced today the completion of a $500,000 private placement of an 8% senior convertible note (the “Note”) and warrants (the “Warrants”) to purchase up to 1,000,000 shares of the Company’s common stock (the “Common Stock”), with one institutional investor. The Company paid approximately $30,000 in fees and expenses related to the offering, resulting in net proceeds of approximately $470,000 which will be used for working capital and general corporate purposes.  There were no placement agents or other fees paid in connection with the offering.

“We are very pleased to have closed this offering,” said Chief Executive Officer Louis Brothers, “the proceeds of which will allow us to continue the growth and development of our aerospace and counter-terrorism products.”

The Note matures on July 7, 2011, bear interest at a rate of 8% per annum and is convertible into shares of the Company’s Common Stock at a fixed conversion price of $0.50 per share, subject to adjustment.  The Warrants are exercisable for shares of the Company’s Common Stock at an exercise price of $1.61 per share, subject to adjustment, and contain a cashless exercise provision available only if the shares of Common Stock underlying the Warrants are not covered by an effective registration statement at any time following the six month anniversary of their issuance date.  The Company is under no obligation to file a registration statement to register the shares of Common Stock issuable upon conversion of the Note or exercise of the Warrants.

MKM Opportunity Master Fund, LLC was the sole purchaser of the Notes in this transaction.  “MKM is excited to be able to make an investment into the Company at this time, as we believe its revolutionary technology is ready for commercial development, said David Skriloff, portfolio manager of MKM Capital Advisors, LLC.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Valley Forge Composite Technologies Inc.

Valley Forge Composite Technologies, Inc. is a leading developer, manufacturer and worldwide distributer of next-generation detection and aerospace systems based in Covington, Kentucky. Operating through its four wholly-owned subsidiaries, the Company has historically developed mechanical devices for special aerospace projects, manufactured prototype mechanical devices to customer specification, and obtained and resold uncontrolled electronic components primarily in foreign markets.  Since September 11, 2001 the Company has also focused on the development and commercialization of a line of counter-terrorism and advanced detection products.

Note on Forward Looking Statements

Statements contained in this press release, which are not statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to numerous known and unknown risks, uncertainties and other factors beyond the Company’s control which could cause actual events and results to differ materially from such forward-looking statements.  These statements are not guarantees of future performance and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to publically update or revise any forward-looking statements to reflect changes in its expectations or the events, conditions or circumstances on which such statements are based.